UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2005

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 8, 2005, The Nasdaq Stock Market notified the Company that it has evidenced substantial compliance with all current criteria for continued listing on the Nasdaq SmallCap Market as required by the Nasdaq Listing Qualifications Panel’s previous decision on February 10, 2005. Effective upon the open of business on Thursday, March 10, 2005, Nasdaq removed the fifth character “E” from the Company’s trading symbol, and the ticker symbol has reverted back to “AICX.” Continued listing will depend on compliance with the conditions imposed by the Nasdaq Listing Qualifications Panel, including:

(i) the filing on or before March 30, 2005 of a proxy statement evidencing the Company’s intent to seek stockholder approval for a reverse stock split to remedy the Company’s failure to maintain a minimum $1.00 per share bid price;

(ii) the timely filing of all periodic reports for all reporting periods ending on or before December 31, 2005, including the filing of the Company’s Form 10-K for 2004, due on or before March 31, 2005; and

(iii) evidence of a closing bid price of $1.00 per share on or before May 20, 2005, and a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days immediately thereafter.

There are no assurances that the Company will be able to timely file its proxy statement, timely file any periodic reports, successfully obtain stockholder approval for a reverse stock split to remedy the closing bid price deficiency, maintain an adequate bid price after stockholder approval, or otherwise maintain its listing on the Nasdaq SmallCap Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President & Chief Executive Officer

Date: March 10, 2005

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